INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-74682 of II-VI Incorporated on Form S-8 of our report dated September 25, 2003, appearing in this Annual Report on Form 10-K of II-VI
Incorporated and subsidiaries for the year ended June 30, 2003.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 25, 2003